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                                                                    EXHIBIT 99.1

[Encore Wire Corporation Logo Omitted]

ENCORE WIRE CORPORATION        PRESS RELEASE                MAY 16, 2005
1410 MILLWOOD ROAD
MCKINNEY, TEXAS 75069                              CONTACT: FRANK J. BILBAN
972-562-9473                                                VICE PRESIDENT & CFO

                              FOR IMMEDIATE RELEASE


                    ENCORE WIRE CHAIRMAN/CEO SUFFERS STROKE;
                              INTERIM CEO ANNOUNCED

MCKINNEY, Texas--(Business Wire)--May 16, 2005--Encore Wire Corporation (NASDAQ:WIRE), reported today that its Chairman of the Board and Chief Executive Officer, Vincent A. Rego, suffered a stroke on May 9, 2005. Mr. Rego is currently hospitalized and undergoing treatment in a Dallas hospital. The Company's President and Chief Operating Officer, Daniel L. Jones, has assumed the additional responsibilities of Chief Executive Officer of Encore Wire on an interim basis.

Encore Wire Corporation manufactures a broad range of copper electrical wire for interior wiring in homes, apartments, manufactured housing and commercial and industrial buildings.

Contact:
Encore Wire Corporation, McKinney
Frank J. Bilban, 972.562.9473